Exhibit 10.1

Summary of Oral Agreement with director Jess Ravich regarding Bonus Award

In connection with the closing of the termination of the Finders Agreement between Cherokee Inc. (the “Company”) and Mossimo Inc. dated March 2000 (the “Finders Agreement”), the Company awarded Jess Ravich, a director of the Company, a bonus in the amount of $50,000 for his extraordinary board services.  Mr. Ravich, in his capacity as a director of the Company, closely oversaw management’s activities in connection with the negotiation and consummation of the termination of the Finders Agreement and the previously disclosed Termination and Settlement Agreement between the Company and Iconix Brand Group, Inc. (“Iconix”) entered into as of April 27, 2006 (the “Termination Agreement”) in connection with Iconix’s acquisition of Mossimo.  The Board determined that given the size and the complexity of these transactions, close board oversight was appropriate.  Mr. Ravich expended significant additional time performing such oversight and, therefore, the Company’s Board of Directors determined that additional compensation was appropriate.  The payment was approved by the disinterested members of the Company’s Board of Directors.